EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-43593 and 333-190192 on Form S-8 of our report dated June 21, 2024, appearing in this Annual Report on the Form 11-K of the Lithia Motors, Inc. 401(k) Plan for the year ended December 31, 2023.

/s/ KBF CPAs LLP

Lake Oswego, Oregon
 June 21, 2024